CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
I hereby consent to the use in this Amendment No. 2 to Form S-1 Registration Statement of Skajaquoda Group Inc of my report dated August 12, 2011, relating to the audit of the financial statements of Skajaquoda Group Inc. as of June 30, 2011.

I also consent to the use of the firm's name in the EXPERTS paragraph of the Registration Statement.

/S/ Paula S. Morelli CPA P.C. Paula S. Morelli CPA P.C. Freeport, New York November 15, 2011